UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2020 (May 14, 2020)

TP Flexible Income Fund, Inc.
(Exact name of registrant as specified in its charter)

Maryland	814-00908	45-2460782
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 East 40th Street, 42nd Floor
New York, NY 10016
(Address of principal executive offices)

(212) 448-0702
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
None	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐      Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition

On May 14, 2020, the Board of Directors (the “Board of Directors”) of TP Flexible Income Fund, Inc. (the “Company”) determined to change the public offering price per share of the Company’s Class A shares of common stock from $11.38 per share to $8.78 per share. The change in the public offering price is effective as of May 15, 2020 and will be first applied to subscriptions in good order received on or after May 15, 2020.

The Board of Directors determined that a change in the public offering price was warranted following an update to the Company’s net asset value to $8.05 per share, based on the Company’s operating results in the first calendar quarter of 2020 (the Company’s third fiscal quarter). As a result of the change in the Company’s public offering price, the net proceeds per share of the Company’s continuous public offering of Class A shares will be approximately $8.25 per share.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 20, 2020	TP Flexible Income Fund, Inc.

	By:	/s/ M. Grier Eliasek
M. Grier Eliasek Chief Executive Officer (Principal Executive Officer)